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                                                                  EXHIBIT 10.6.1

                                Promissory Note



$5,500,000                                                      Denver, Colorado
                                                                April 10, 1997


   FOR VALUE RECEIVED, Cross-Continent Auto Retailers, Inc., a Delaware corporation ("Maker"), promises to pay to the order of R. Douglas Spedding ("Holder"), c/o RDS, Inc., 4380 E. Alameda Avenue, Glendale, Colorado 80222 (or, at the option of the legal holder of this Note, at such other place as said holder shall designate in writing), in coin or currency which, at the time or times of payment, is legal tender for public or private debts in the United States, the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($5,500,000) with interest thereon from the date hereof at the prime or reference rate announced by the Bank of America and published in the Western addition of the Wall Street Journal. The interest rate of this Note will adjust as the Bank of America prime or reference rate adjusts.

   Monthly payments of interest shall be payable in arrears on the first day of each month commencing May 1, 1997 ("Interest Payment Date"). Any payment not received by the tenth day of any month shall, at the option of Holder, constitute a default hereunder. All principal and accrued interest shall become due and payable without notice on October 1, 1997.

   The payment of this Note and all interest hereon is secured by a deed of trust ("Deed of Trust"), security agreement, assignment of rents and lien instruments (the "Security Instruments") executed by Maker. This Note is to be construed according to the laws of the State of Nevada.

   This loan may be prepaid in whole or in part at any time without penalty.

   If there shall be any default in the making of any payment as herein provided, or any part thereof, or in the performance of any of the terms, agreements, covenants, or conditions contained in said Deed of Trust or the Security Instruments after the expiration of any applicable cure period, then the entire principal amount hereof, together with all accrued interest and any additional sums to be paid under the Deed of Trust, or advanced by the holder hereof, at the election of the holder hereof, shall at once become due and payable and shall bear interest at the rate of 18% per annum. The failure to exercise this election upon a default shall not constitute a waiver of the right to exercise this option in the event of any subsequent or continuing default.

    By acceptance of this Note, Maker for itself, its successors and assigns, agrees that a deficiency judgment hereon or on any of the Security Instruments may be sought or taken against Maker for the purpose of obtaining satisfaction in payment hereof, or for breach of any warranty, representation or covenant contained in any of the Security Instruments or the Deed of Trust.

    The provisions of this Note and of all agreements between Maker and the Holder hereof are hereby expressly limited so that in no contingency or event whatsoever shall the amount of interest
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paid or agreed to be paid to the Holder for the use, forebearance, or detention of the money to be loaned under this Note or secured by the Deed of Trust exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever the performance or fulfillment of any provision hereof or of any other agreement between Maker and the Holder hereof shall, at the time performance or fulfillment of such provision shall be due, involve transcending the limit or validity prescribed by law, then, the obligation to be performed or fulfilled shall be reduced to the limit of such validity, and if from any circumstance whatsoever the Holder hereof should ever receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the principal balance owing hereunder (or, at the Holder's option, be paid over to Maker) and not to the payment of interest.

    In the event that any monthly installment of interest shall not be received within 10 days of the Interest Payment Date, the Maker shall pay an amount equal to 10% of the amount of such past due installment as a late charge for the loss of the use of the funds and for the expense of handling the delinquent payment.

    The rights and remedies of the Holder as provided in this Note, the Security Instruments, including without limitation, the Deed of Trust shall be cumulative and concurrent and may be pursued singly, successively, or together against Maker, the property described in said Deed of Trust, and any other funds, property, or security held by the Holder for the payment hereof at the sole discretion of the Holder. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the rights to exercise them at any later time.

    The Maker and all endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable for all or any part of this indebtedness, jointly and severally waive diligence, presentment, protest, and demand, and also notice of protest, of demand, of dishonor, and of maturity; and they also jointly and severally hereby consent to any and all renewals, extensions, or modifications of the terms hereof, including time for payment, and further agree that any such renewal, extension, or modification of the terms hereof or the release or substitution of any security for the indebtedness evidenced hereby shall not affect the liability of any of said parties for the indebtedness evidenced by this Note. Any such renewals, extensions, or modifications may be made without notice to any of said parties.

    The Maker, endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable on this Note agree jointly and severally to pay all costs of collection, including reasonable attorneys' fees and all costs of suit, in case the unpaid principal sum of this Note or any payment of interest or principal and interest thereon or premium is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced hereby, or for the foreclosure by the Holder of the Deed of Trust, or in the event the Holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Note, or because of the existence of the Deed of Trust, whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a bankruptcy court

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or other legal proceedings.

    This Note may not be amended, modified, or changed, nor shall any waiver of any provision hereby be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification, or discharge is sought.

    Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective heirs, personal representatives, successors, and assigns.


                    MAKER:

                    CROSS-CONTINENT AUTO RETAILERS, INC.



                    By:            /s/ Bill Gilliland
                        ---------------------------------------------
                          Bill Gilliland, Chairman of the Board and
                                  Chief Executive Officer

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